As filed with the Securities and Exchange Commission on April 30, 2008
Registration No. 33-50654

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROGRESS SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2746201
(State of Incorporation)	(I.R.S. Employer Identification Number)
14 Oak Park
Bedford, Massachusetts 01730
(781) 280-4000
(Address of Principal Executive Offices)
PROGRESS SOFTWARE CORPORATION
1992 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
(Full Title of the Plan)

Joseph W. Alsop
Progress Software Corporation
14 Oak Park
Bedford, Massachusetts 01730
(Name and Address of Agent for Service)
(781) 280-4000
(Telephone Number, Including Area Code, of Agent For Service)
WITH A COPY TO:
Anthony J. Medaglia, Jr.
Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
(617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
EX-23.1 Consent of Deloitte & Touche LLP

EXPLANATORY NOTE
     Progress Software Corporation (the “Company”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement on Form S-8 (File No. 33-50654), filed with the Securities and Exchange Commission on August 12, 1992 (the “Registration Statement”) with respect to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), thereby registered for issuance under the Company’s 1992 Incentive and Nonqualified Stock Option Plan (the “1992 Plan”). An aggregate of 6,000,000 shares of Common Stock were registered for issuance under the 1992 Plan.
     On April 24, 2008, the Company’s shareholders approved the Company’s 2008 Stock Option and Incentive Plan (the “2008 Plan”). Following the approval of the 2008 Plan, no future awards will be made under the 1992 Plan. The maximum number of shares of Common Stock reserved and available for issuance under the 2008 Plan includes the shares available for grant under the 1992 Plan, as of the effective date of the 2008 Plan. The total number of shares available for grant under the 1992 Plan on that date was 32,188 shares (the “Carried Forward Shares”). The Carried Forward Shares include 32,188 shares registered under the Registration Statement, which are hereby deregistered.
     Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Company is filing a Registration Statement on Form S-8 to register the Carried Forward Shares for issuance pursuant to the 2008 Plan.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Bedford, the Commonwealth of Massachusetts, on this 30th day of April, 2008.

PROGRESS SOFTWARE CORPORATION

By:	/s/ Joseph W. Alsop

Joseph W. Alsop
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph W. Alsop	Chief Executive Officer and Director	April 30, 2008
Joseph W. Alsop	(Principal Executive Officer)

/s/ Norman R. Robertson Norman R. Robertson	Senior Vice President, Finance and Administration and Chief Financial Officer	April 30, 2008
(Principal Financial Officer)

/s/ David H. Benton, Jr.	Vice President and Corporate Controller	April 30, 2008
David H. Benton, Jr.	(Principal Accounting Officer)

Barry N. Bycoff	Director	April 30, 2008

/s/ Roger J. Heinen, Jr. Roger J. Heinen, Jr.	Director	April 30, 2008

/s/ Charles F. Kane Charles F. Kane	Director	April 30, 2008

/s/ David A. Krall David A. Krall	Director	April 30, 2008

/s/ Michael L. Mark Michael L. Mark	Chairman of the Board of Directors	April 30, 2008

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EXHIBIT INDEX

Exhibit No.	Description

23.1*	Consent of Deloitte & Touche LLP

*	Filed herewith

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